Exhibit 99.1

Alarm.com Reports First Quarter 2023 Results

-- First quarter SaaS and license revenue increased to $135.4 million, compared to $123.2 million for the first quarter of 2022--
-- First quarter GAAP net income attributable to common stockholders increased to $14.4 million, compared to $9.1 million for the first quarter of 2022 --
-- First quarter non-GAAP adjusted EBITDA increased to $30.6 million, compared to $29.9 million for the first quarter of 2022 --

TYSONS, VA., May 10, 2023 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2023. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2023 and increased its revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance for the full year of 2023.

“We’re pleased to report solid first quarter results and continued momentum across the business to start the new year,” said Steve Trundle, CEO of Alarm.com. “Many of the markets we serve performed well and aggregate performance was better than expected. As we continue to grow our diversified business, we also executed on a set of cost reduction initiatives to enhance company efficiency.”

First Quarter 2023 Financial Results as Compared to First Quarter 2022

•SaaS and license revenue increased 9.9% to $135.4 million, compared to $123.2 million.
◦Excluding Vivint license revenue from the first quarter of 2022, non-GAAP adjusted SaaS & license revenue growth rate(*) was 14.9%.
•Total revenue increased 2.1% to $209.7 million, compared to $205.4 million.
•GAAP net income attributable to common stockholders increased to $14.4 million, or $0.28 per diluted share, compared to $9.1 million, or $0.18 per diluted share, primarily due to a $5.0 million increase in interest income.
•Non-GAAP adjusted EBITDA(*) increased to $30.6 million, compared to $29.9 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $22.0 million, or $0.41 per diluted share, compared to $21.3 million or $0.39 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $606.4 million as of March 31, 2023, compared to $622.2 million as of December 31, 2022, primarily due to cash payments made for federal estimated taxes and an acquisition as well as employee bonuses paid during the three months ended March 31, 2023.
•For the quarter ended March 31, 2023, cash flows used in operations was $3.5 million, compared to $14.0 million for the quarter ended March 31, 2022. For the quarter ended March 31, 2023, non-GAAP free cash flow(*) was $(5.9) million, compared to $(16.1) million for the quarter ended March 31, 2022.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•OpenEye Launches Platform Updates: A new software solution from OpenEye integrates environmental sensors to trigger alerts and video based on events of interest, including new Vaping Alerts for school settings. OpenEye also launched Sales Connect, which combines point-of-sale (POS) system data with video. Subscribers can create custom alerts and conduct forensic searches through OpenEye’s intuitive interface based on detailed transaction data, including product SKUs, User ID and transaction type. Sales Connect is designed to enable OpenEye’s integrator partners to deliver a more robust solution for significant verticals such as retail, grocery and quick-serve restaurants.

•Expanding International Product Offering: Alarm.com recently acquired EBS, a leader in universal smart communicator devices particularly for the international markets. When fully integrated with the Alarm.com platform, EBS communicators are expected to enable Alarm.com’s services to work with a wide range of legacy security control panels commonly deployed in international markets. International service provider partners will be able to more easily bring Alarm.com capabilities to their existing customer bases with already-installed equipment. EBS was founded over 30 years ago and has built a strong team, organizational culture and product portfolio. The company has two locations in Poland: a headquarters in Warsaw, and an engineering and production facility in Elk.

•Shooter Detection Systems (SDS) Announces Integration with Alarm.com for Business: Service provider partners will be able to offer SDS indoor gunshot detection as a SaaS solution for commercial properties. SDS dual-factor sensors instantly detect indoor gunshots with high accuracy. With SDS integrated with Alarm.com, subscribers can monitor and track the location of gunshots, quickly view videos of the time and place that gunshots occurred and share critical situational awareness information with first responders, all with no onsite software installation required.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2023 and increasing its revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance for the full year of 2023 based upon current management expectations. This guidance assumes no contribution from the Vivint license agreement.

For the second quarter of 2023:

•SaaS and license revenue is expected to be in the range of $137.2 million to $137.4 million.

For the full year of 2023:

•SaaS and license revenue is expected to be in the range of $555.9 million to $556.5 million.
•Total revenue is expected to be in the range of $855.9 million to $881.5 million, which includes anticipated hardware and other revenue in the range of $300.0 million to $325.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $120.0 million to $125.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $84.6 million to $87.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 54.7 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.55 to $1.60 per diluted share.

The 2023 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2023 financial results and its outlook for the second quarter and full year of 2023. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 10, 2023. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BId5c1e9da6f7f442ca1565ba68857daa2. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share, non-GAAP free cash flow, non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes as discussed below.

Interest income and certain activity within other (expense) / income, net: We exclude interest income as well as certain activity within other (expense) / income, net including gains, losses or impairments on investments and other assets as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Benefit from income taxes: We exclude the impact related to our benefit from income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Vivint license revenue: We exclude Vivint license revenue from our non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate because we believe that this exclusion will provide more meaningful information about our financial performance on a comparable basis, given that we are no longer recording Vivint license revenue effective beginning in the fourth quarter of 2022. We filed a demand for arbitration on October 27, 2022 following Vivint's notification to us indicating that Vivint will stop paying us license fees under the Patent and Cross License Agreement.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, anticipated impact of Vivint’s refusal to pay license fees and related legal actions, and the Company’s guidance for the second quarter and full year of 2023 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, geopolitical upheaval, such as Russia’s incursion into Ukraine, supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; impact of Vivint's refusal to pay license fees and related legal actions; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2023 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2023. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
SaaS and license revenue	$135,394	$123,225
Hardware and other revenue	74,322	82,212
Total revenue	209,716	205,437
Cost of revenue(1):
Cost of SaaS and license revenue	19,583	16,894
Cost of hardware and other revenue	56,589	73,193
Total cost of revenue	76,172	90,087
Operating expenses:
Sales and marketing	26,645	23,192
General and administrative	28,499	23,994
Research and development	61,908	51,490
Amortization and depreciation	7,673	7,761
Total operating expenses	124,725	106,437
Operating income	8,819	8,913
Interest expense	(868)	(784)
Interest income	5,182	143
Other (expense) / income, net	(148)	13
Income before income taxes	12,985	8,285
Benefit from income taxes	(1,222)	(618)
Net income	14,207	8,903
Net loss attributable to redeemable noncontrolling interests	209	176
Net income attributable to common stockholders	$14,416	$9,079

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.29	$0.18
Diluted	$0.28	$0.18
Weighted average common shares outstanding:
Basic	49,584,890	50,206,179
Diluted	54,296,321	55,170,781
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended March 31,
	2023	2022
Sales and marketing	$1,032	$1,058
General and administrative	3,145	3,235
Research and development	8,509	7,817
Total stock-based compensation expense	$12,686	$12,110

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$606,428	$622,165
Accounts receivable, net of allowance for credit losses of $3,199 and $2,835, and net of allowance for product returns of $1,869 and $1,551 as of March 31, 2023 and December 31, 2022, respectively	125,885	124,283
Inventory	117,874	115,584
Other current assets, net of allowance for credit losses of $0 as of March 31, 2023 and December 31, 2022	30,676	29,056
Total current assets	880,863	891,088
Property and equipment, net	57,100	57,172
Intangible assets, net	85,645	82,458
Goodwill	155,287	148,183
Deferred tax assets	111,232	84,185
Operating lease right-of-use assets	30,491	28,933
Other assets, net of allowance for credit losses of $2 as of March 31, 2023 and December 31, 2022	36,912	37,356
Total assets	$1,357,530	$1,329,375
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$120,634	$119,657
Accrued compensation	19,577	25,582
Deferred revenue	8,776	7,540
Operating lease liabilities	12,243	12,157
Total current liabilities	161,230	164,936
Deferred revenue	11,455	10,792
Convertible senior notes, net and other long-term debt	492,000	490,370
Operating lease liabilities	28,279	27,380
Other liabilities	13,345	13,050
Total liabilities	706,309	706,528

Redeemable noncontrolling interests	25,840	23,988
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 51,255,389 and 50,985,454 shares issued; and 49,722,644 and 49,452,709 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	513	510
Additional paid-in capital	509,132	497,199
Treasury stock, at cost; 1,532,745 shares as of March 31, 2023 and December 31, 2022	(83,993)	(83,993)
Accumulated other comprehensive income	170	—
Retained earnings	199,559	185,143
Total stockholders’ equity	625,381	598,859
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,357,530	$1,329,375

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows used in operating activities:	2023	2022
Net income	$14,207	$8,903
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	540	54
Reserve for product returns	1,151	798
Recovery of credit losses on notes receivable	—	(78)
Amortization on patents and tooling	316	353
Amortization and depreciation	7,673	7,761
Amortization of debt issuance costs	784	780
Amortization of operating leases	2,750	2,473
Deferred income taxes	(26,895)	(10,650)
Change in fair value of contingent liability	13	—
Stock-based compensation	12,686	12,110
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(1,843)	1,629
Inventory	377	(11,161)
Other current and non-current assets	(689)	(3,225)
Accounts payable, accrued expenses and other current liabilities	(9,617)	(21,450)
Deferred revenue	1,899	782
Operating lease liabilities	(3,362)	(2,975)
Other liabilities	(3,511)	(65)
Cash flows used in operating activities	(3,521)	(13,961)
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(9,696)	—
Additions to property and equipment	(2,398)	(2,171)
Issuances of notes receivable	(300)	—
Receipt of payments on notes receivable	13	16
Capitalized software development costs	(362)	—
Purchase of investment in unconsolidated entity	(200)	—
Cash flows used in investing activities	(12,943)	(2,155)
Cash flows from / (used in) financing activities:
Purchases of treasury stock	—	(23,331)
Payments of acquired debt	(469)	—
Issuances of common stock from equity-based plans	1,311	1,080
Cash flows from / (used in) financing activities	842	(22,251)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	13	—
Net decrease in cash, cash equivalents and restricted cash	(15,609)	(38,367)
Cash, cash equivalents and restricted cash at beginning of the period	622,879	710,621
Cash, cash equivalents and restricted cash at end of the period	$607,270	$672,254

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$606,428	$671,753
Restricted cash included in other current assets and other assets	842	501
Total cash, cash equivalents and restricted cash	$607,270	$672,254

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Non-GAAP adjusted EBITDA:
Net income	$14,207	$8,903
Adjustments:
Interest expense, interest income and certain activity within other (expense) / income, net	(4,314)	628
Benefit from income taxes	(1,222)	(618)
Amortization and depreciation expense	7,673	7,761
Stock-based compensation expense	12,686	12,110
Acquisition-related expense	779	—
Litigation expense	766	1,135
Total adjustments	16,368	21,016
Non-GAAP adjusted EBITDA	$30,575	$29,919

	Three Months Ended March 31,
	2023	2022
Non-GAAP adjusted net income:
Net income, as reported	$14,207	$8,903
Benefit from income taxes	(1,222)	(618)
Income before income taxes	12,985	8,285
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(5,182)	(156)
Amortization expense	4,838	4,642
Amortization of debt issuance costs	784	780
Stock-based compensation expense	12,686	12,110
Acquisition-related expense	779	—
Litigation expense	766	1,135
Non-GAAP adjusted income before income taxes	27,656	26,796
Income taxes [1]	(5,808)	(5,627)
Non-GAAP adjusted net income	$21,848	$21,169

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2023 and 2022. The 21.0% effective tax rate for each of the three months ended March 31, 2023 and 2022 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$14,416	$9,079
Benefit from income taxes	(1,222)	(618)
Income attributable to common stockholders before income taxes	13,194	8,461
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(5,182)	(156)
Amortization expense	4,838	4,642
Amortization of debt issuance costs	784	780
Stock-based compensation expense	12,686	12,110
Acquisition-related expense	779	—
Litigation expense	766	1,135
Non-GAAP adjusted income attributable to common stockholders before income taxes	27,865	26,972
Income taxes [1]	(5,852)	(5,664)
Non-GAAP adjusted net income attributable to common stockholders	$22,013	$21,308

	Three Months Ended March 31,
	2023	2022
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.29	$0.18
Benefit from income taxes	(0.02)	(0.01)
Income attributable to common stockholders before income taxes	0.27	0.17
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(0.10)	—
Amortization expense	0.10	0.09
Amortization of debt issuance costs	0.01	0.02
Stock-based compensation expense	0.26	0.23
Acquisition-related expense	0.01	—
Litigation expense	0.01	0.02
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.56	0.53
Income taxes [1]	(0.12)	(0.11)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.44	$0.42

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.41	$0.39

Weighted average common shares outstanding:
Basic, as reported	49,584,890	50,206,179
Diluted, as reported	54,296,321	55,170,781

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2023 and 2022. The 21.0% effective tax rate for each of the three months ended March 31, 2023 and 2022 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Non-GAAP free cash flow:
Cash flows used in operating activities	$(3,521)	$(13,961)
Additions to property and equipment	(2,398)	(2,171)
Non-GAAP free cash flow	$(5,919)	$(16,132)

	Three Months Ended March 31,
	2023	2022
Non-GAAP adjusted SaaS and license revenue:
SaaS and license revenue	$135,394	$123,225
License revenue from Vivint	—	(5,360)
Non-GAAP adjusted SaaS and license revenue	$135,394	$117,865

First Quarter 2023 as Compared to First Quarter 2022	Three Months Ended March 31, 2023
SaaS and license revenue growth rate	9.9%
Adjustment to SaaS and license revenue growth rate for Vivint license revenue	5.0
Non-GAAP adjusted SaaS and license revenue growth rate	14.9%